Registration  No.  ________

      As filed with the Securities and Exchange Commission on May 20, 2002


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CRITICARE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                       74-2765381
           (State or Other Jurisdiction of         (I.R.S. Employer
            Incorporation or Organization)        Identification No.)

                29025 Crossroads Circle
                 Waukesha, Wisconsin                     53186
         (Address of principal executive offices)      (ZIP Code)

                            -------------------------

                             CRITICARE SYSTEMS, INC.
                         1992 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)
                            -------------------------

                                                 Copy to:
            EMIL H. SOIKA                BENJAMIN G. LOMBARD, ESQ.
          President and Chief         Reinhart Boerner Van Deuren s.c.
           Executive Officer         1000 North Water Street, Suite 2100
         Criticare Systems, Inc.         Milwaukee, Wisconsin 53202
         29025 Crossroads Circle
         Waukesha, Wisconsin 53186
  (Name and address of agent for service)


                                  262-798-8282
          (Telephone number, including area code, of agent for service)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE


                                                     Proposed
                                     Proposed        Maximum
Title of Securities                  Maximum         Aggregate     Amount of
     to be          Amount to be    Offering Price   Offering     Registration
   Registered        Registered      Per Share       Price (1)         Fee
   ----------        ----------      ---------       ---------   ------------


 Common Stock,
 $.04 par value     500,000 shares    $5.28 (1)(2)   $2,640,000     $243


(1) For the purpose of computing the registration fee, Criticare Systems, Inc. (the "Registrant") has used $5.28 as the average of the high and low prices of the Common Stock as reported on May 17, 2002 on the Nasdaq National Market for the offering price per share, in accordance with Rule 457(c) and
     (h).


(2) The actual offering price will be determined in accordance with the terms of the Plan.

                      PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item  3.     Incorporation  of  Documents  by  Reference.

     This Registration Statement has been filed to register additional shares of the Registrant's common stock made available under the Criticare Systems, Inc. 1992 Employee Stock Option Plan by reason of an amendment thereto approved by the shareholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (Registration No. 33-33497) are incorporated by reference and made a part hereof.

Item  8.     Exhibits.

     4.1   Restated Certificate of Incorporation of the Registrant.
     4.2   By-Laws of the Registrant.
     4.3   Rights Agreement.
     5 Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the stock being registered.
     23.1  Consent of BDO Siedman, LLP.
     23.3  Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5).
     24    Power of Attorney (included on the signature page hereto).



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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukesha, State of Wisconsin, on May 7, 2002.

                                                  CRITICARE  SYSTEMS,  INC.
                                                  (Registrant)

                                                  By  /s/   Emil  H.  Soika
                                                    ---------------------------
                                                      Emil H. Soika, President
                                                    and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Emil H. Soika and Michael J. Sallmann his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                           TITLE                          DATE

/s/  Emil H. Soika
-----------------------
Emil  H.  Soika             President, Chief Executive
                            Officer and Director
                            (Principal Executive  Officer)        May  7,  2002

/s/  Karsten  Houm
-----------------------
Karsten  Houm               Chairman  of  the  Board
                            and  Director                         May  7,  2002

/s/ Michael J. Sallmann
-----------------------
Michael  J.  Sallmann       Vice President-Finance and Secretary
                            (Principal Financial Officer and
                            Principal  Accounting  Officer)       May  7,  2002

/s/  Milton Datsopoulos
-----------------------
Milton  Datsopoulos         Director                              May  7,  2002

/s/   N.C. Joseph Lai
-----------------------
N.C.  Joseph  Lai           Director                             May  13,  2002

/s/  Jeffrey T. Barnes
-----------------------
Jeffrey  T.  Barnes         Director                             May  13,  2002

/s/  Higgins D. Bailey
-----------------------
Higgins  D.  Bailey         Director                              May  9,  2002

/s/ Stephen K. Tannenbaum
-------------------------
Stephen  K.  Tannenbaum     Director                              May  8,  2002



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
                             CRITICARE SYSTEMS, INC.
                               (THE "REGISTRANT")
                         (COMMISSION FILE NO. 000-16061)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


EXHIBIT                                           INCORPORATED HEREIN                FILED
NUMBER              DESCRIPTION                     BY REFERENCE TO                HEREWITH

4.1     Restated Certificate of                The Registrant's Registration
        Incorporation of the Registrant        Statement filed on Form S-1,
                                               registration number 33-13050

4.2     By-Laws of the Registrant              The Registrant's Registration
                                               Statement filed on Form S-1,
                                               registration number 33-13050

4.3     Rights Agreement                       Registrant's Current Report on
                                               Form 8-K filed on April 18, 1997

5       Opinion of Counsel.                                                             X

23.1    Consent of BDO Siedman, LLP                                                     X

23.3    Consent of Counsel                                                         Contained in
                                                                                   Opinion filed
                                                                                   as Exhibit 5

24      Power of Attorney                      Signature Page to Registration
                                               Statement



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